Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita Inc.

(310) 536-2585

DAVITA 1st QUARTER 2010 RESULTS

Denver, Colorado, April 27, 2010 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended March 31, 2010. Net income attributable to DaVita Inc. for the three months ended March 31, 2010 was $109.4 million, or $1.04 per share. This compares to net income attributable to DaVita Inc. for the quarter ended March 31, 2009 of $96.2 million, or $0.92 per share.

Financial and operating highlights include:

•

Cash Flow: For the rolling twelve months ended March 31, 2010 operating cash flow was $794 million and free cash flow was $616 million. For the three months ended March 31, 2010 operating cash flow was $262 million and free cash flow was $221 million.

•	Operating Income: Operating income for the three months ended March 31, 2010 was $243 million, as compared to $221 million for the same period of 2009.

•

Volume: Total treatments for the first quarter of 2010 were 4,294,121, or 55,768 treatments per day, representing a per day increase of 4.5% over the first quarter of 2009. Non-acquired treatment growth in the quarter was 4.2% over the prior year’s first quarter.

•

Effective Tax Rate: Our effective tax rate was 37.2% for the three months ended March 31, 2010. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita Inc. was 40.25% for the quarter ended March 31, 2010, which was within the range of our previously stated guidance. Our effective tax rate for 2010 is projected to be in the range of 36.5% to 37.5% and our 2010 effective tax rate attributable to DaVita Inc. is projected to be in a range of 39.5% to 40.5%.

•

Center Activity: As of March 31, 2010, we operated or provided administrative services at 1,544 outpatient dialysis centers serving approximately 119,000 patients, of which 1,512 centers are consolidated in our financial statements. During the first quarter of 2010, we acquired one center, opened 21 new centers, closed five centers, and sold three centers.

•	Senior Notes: We intend to redeem $200 million aggregate principal amount of our outstanding 6 5/8% senior notes due 2013, and expect the redemption date to be in June 2010.

Outlook

Currently we still expect our operating income for 2010 to be in the range of $950 million to $1,020 million and we also expect our operating cash flows for 2010 to be in the range of $675 million to $725 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the first quarter ended March 31, 2010 on April 27, 2010 at 5:00 p.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, within the meaning of the federal securities laws, including statements related to our 2010 operating income, operating cash flow, our expected effective tax rate and the expected effective tax rate attributable to DaVita Inc. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates, the variability of our cash flows and the risk factors set forth in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent quarterly reports to be filed on Form 10-Q. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenue or patients,

•	a reduction in the number of patients under higher-paying commercial plans,

•

a reduction in government payment rates or changes to the structure of payments under the Medicare ESRD program or other government-based programs, including, for example, the implementation of a bundled payment rate system which will lower reimbursement for services we provide to Medicare patients, and the impact of health care reform legislation that was enacted in the U.S. in March 2010,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•	legal compliance risks, including our continued compliance with complex government regulations, and

•	the resolution of ongoing investigations by various federal and state governmental agencies.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended March 31,
	2010	2009
Net operating revenues	$1,559,418	$1,447,640
Operating expenses and charges:
Patient care costs	1,082,789	1,005,886
General and administrative	137,277	127,273
Depreciation and amortization	57,468	57,123
Provision for uncollectible accounts	41,563	36,736
Equity investment (income) loss	(2,345)	18

Total operating expenses and charges	1,316,752	1,227,036

Operating income	242,666	220,604
Debt expense	(44,583)	(48,301)
Other income	831	754

Income before income taxes	198,914	173,057
Income tax expense	73,914	64,783

Net income	125,000	108,274
Less: Net income attributable to noncontrolling interests	(15,577)	(12,063)

Net income attributable to DaVita Inc.	$109,423	$96,211

Earnings per share:
Basic earnings per share attributable to DaVita Inc.	$1.05	$0.93

Diluted earnings per share attributable to DaVita Inc.	$1.04	$0.92

Weighted average shares for earnings per share:
Basic	103,364,869	103,878,417

Diluted	104,765,600	104,409,026

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Three months ended March 31,
	2010	2009
Cash flows from operating activities:
Net income	$125,000	$108,274
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	57,468	57,123
Stock-based compensation expense	10,233	11,009
Tax benefits from stock award exercises	7,873	2,161
Excess tax benefits from stock award exercises	(1,378)	(779)
Deferred income taxes	(3,311)	16,430
Equity investment (income) loss, net	(1,334)	18
(Gain) loss on disposal of assets and other non-cash charges	(695)	7,051
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	594	(13,757)
Inventories	1,818	13,055
Other receivables and other current assets	44,343	41,417
Other long-term assets	(782)	1,422
Accounts payable	1,800	(65,411)
Accrued compensation and benefits	17,349	(21,403)
Other current liabilities	(45,063)	(54,116)
Income taxes	47,617	40,339
Other long-term liabilities	315	(8,584)

Net cash provided by operating activities	261,847	134,249

Cash flows from investing activities:
Additions of property and equipment	(42,585)	(73,203)
Acquisitions	(1,069)	(39,828)
Proceeds from asset sales	16,264	4,199
Purchase of investments available for sale	(521)	(514)
Purchase of investments held-to-maturity	(12,522)	(6)
Proceeds from sale of investments available for sale	880	10,669
Proceeds from maturities of investments held-to-maturity	15,990	20
Purchase of equity investments	(350)	—
Distributions received on equity investments	350	—

Net cash used in investing activities	(23,563)	(98,663)

Cash flows from financing activities:
Borrowings	4,877,000	2,619,540
Payments on long-term debt	(4,902,041)	(2,630,739)
Purchase of treasury stock	—	(32,016)
Excess tax benefits from stock award exercises	1,378	779
Stock award exercises and other share issuances, net	21,073	9,102
Distributions to noncontrolling interests	(18,658)	(13,567)
Contributions from noncontrolling interests	1,613	4,460
Proceeds from sales of additional noncontrolling interests	108	3,081
Purchases from noncontrolling interests	(2,307)	(1,424)

Net cash used in financing activities	(21,834)	(40,784)

Net increase (decrease) in cash and cash equivalents	216,450	(5,198)
Cash and cash equivalents at beginning of period	539,459	410,881

Cash and cash equivalents at end of period	$755,909	$405,683

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	March 31, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$755,909	$539,459
Short-term investments	22,907	26,475
Accounts receivable, less allowance of $230,769 and $229,317	1,103,786	1,105,903
Inventories	68,038	70,041
Other receivables	225,038	263,456
Other current assets	34,485	40,234
Deferred income taxes	251,088	256,953

Total current assets	2,461,251	2,302,521
Property and equipment, net	1,093,850	1,104,925
Amortizable intangibles, net	129,285	136,732
Equity investments	23,965	22,631
Long-term investments	7,584	7,616
Other long-term assets	33,397	32,615
Goodwill	3,942,386	3,951,196

	$7,691,718	$7,558,236

LIABILITIES AND EQUITY
Accounts payable	$177,764	$176,657
Other liabilities	412,515	461,092
Accrued compensation and benefits	299,709	286,121
Current portion of long-term debt	98,844	100,007
Income taxes payable	58,643	23,064

Total current liabilities	1,047,475	1,046,941
Long-term debt	3,509,713	3,532,217
Other long-term liabilities	89,634	87,692
Alliance and product supply agreement, net	29,315	30,647
Deferred income taxes	346,460	334,855

Total liabilities	5,022,597	5,032,352
Commitments and contingencies
Noncontrolling interests subject to put provisions	350,485	331,725
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 103,793,205 and 103,062,698 shares outstanding)	135	135
Additional paid-in capital	617,891	621,685
Retained earnings	2,421,557	2,312,134
Treasury stock, at cost (31,069,078 and 31,799,585 shares)	(775,115)	(793,340)
Accumulated other comprehensive loss	(3,320)	(5,548)

Total DaVita Inc. shareholders’ equity	2,261,148	2,135,066
Noncontrolling interests not subject to put provisions	57,488	59,093

Total equity	2,318,636	2,194,159

	$7,691,718	$7,558,236

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
1. Consolidated Financial Results:
Revenues	$1,559	$1,568	$1,448
Operating income	$242.7	$238.7	$220.6
Operating income margin	15.6%	15.2%	15.2%
Net income attributable to DaVita Inc.	$109.4	$109.7	$96.2
Diluted earnings per share attributable to DaVita Inc.	$1.04	$1.06	$0.92

2. Consolidated Business Metrics:
Expenses
Patient care costs as a percent of consolidated revenue(1)	69.4%	69.8%	69.5%
General and administrative expenses as a percent of consolidated revenue(1)	8.8%	8.7%	8.8%

Bad debt expense as a percent of consolidated revenue	2.7%	2.7%	2.5%

Consolidated effective tax rate attributable to DaVita Inc.(2)	40.25%	38.5%	40.2%

3. Segment Financial Results: (dollar amounts rounded to nearest million)
Dialysis and related lab services
Revenues	$1,478	$1,483	$1,377
Direct operating expenses	1,225	1,229	1,140

Dialysis segment operating income	$253	$254	$237

Other – Ancillary services and strategic initiatives
Revenues	$81	$85	$71
Direct operating expenses	83	91	76

Ancillary segment operating loss	$(2)	$(6)	$(5)

Total segment operating income	$251	$248	$232
Reconciling items:
Stock-based compensation	(10)	(11)	(11)
Equity investment income	2	1	—

Consolidated operating income	$243	$239	$221

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
4. Segment Business Metrics:
Dialysis and related lab services
Volume
Treatments	4,294,121	4,360,638	4,082,439
Number of treatment days	77.0	79.0	76.5
Treatments per day	55,768	55,198	53,365
Per day year over year increase	4.5%	5.2%	5.0%
Non-acquired growth year over year	4.2%	4.8%	4.0%

Revenue
Dialysis and related lab services revenue per treatment	$343.70	$339.43	$336.73
Per treatment increase (decrease) from previous quarter	1.3%	(1.1)%	1.2%
Per treatment increase from previous year	2.1%	2.1%	2.4%
Percent of consolidated revenue	94.8%	94.5%	95.1%

Expenses
Patient care costs
Percent of segment revenue	68.8%	68.9%	68.8%
Per treatment	$237.00	$234.18	$231.88
Per treatment increase (decrease) from previous quarter	1.2%	(1.3)%	1.6%
Per treatment increase from previous year	2.2%	2.6%	2.5%

General and administrative expenses
Percent of segment revenue	7.6%	7.5%	7.5%
Per treatment	$26.03	$25.66	$25.18
Per treatment increase (decrease) from previous quarter	1.4%	5.2%	(1.6)%
Per treatment increase from previous year	3.4%	0.3%	6.1%

5. Cash Flow:
Operating cash flow	$261.8	$152.6	$134.2
Operating cash flow, last twelve months	$794.3	$666.7	$640.0
Free cash flow(2)	$220.6	$96.7	$89.5
Free cash flow, last twelve months(2)	$616.3	$485.2	$467.7
Capital expenditures:
Routine maintenance/IT other	$22.6	$35.1	$31.2
Development and relocations	$22.8	$33.9	$42.0
Acquisition expenditures	$1.1	$23.6	$39.8

6. Accounts Receivable:
Net receivables	$1,104	$1,106	$1,089
DSO	66	68	70

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
7. Debt and Capital Structure:
Total debt(3)	$3,606	$3,630	$3,680
Net debt, net of cash(3)	$2,850	$3,090	$3,275
Leverage ratio (see Note 1 on page 9)	2.36x	2.56x	2.83x
Overall effective weighted average interest rate during the quarter	4.67%	4.69%	5.04%
Overall effective weighted average interest rate at end of the quarter	4.66%	4.68%	5.04%
Effective weighted average interest rate on the Senior Secured Credit Facilities at end of the quarter	2.57%	2.63%	3.36%
Economically fixed interest rates as a percentage of our total debt	59%	59%	66%
Share repurchases	$—	$59.1	$32.0

8. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2	96%	95%	95%
90 day patients average Hb>=10 <=12	65%	64%	62%
Patients with arteriovenous fistulas placed	66%	65%	62%

(1)	Consolidated percentages of revenue are comprised of the dialysis and related lab services business, other ancillary services and strategic initiatives, as well as stock-based compensation expenses.
(2)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(3)	This is a non-GAAP financial measure. It excludes $2.5 million, for the quarter ended March 31, 2010, the unamortized balance of a debt premium associated with our senior notes that is not actually outstanding debt principal.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its term loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended March 31, 2010
Net income attributable to DaVita Inc.	$435,896
Income taxes	287,596
Debt expense	182,037
Depreciation and amortization	229,331
Noncontrolling interests and equity investment income, net	55,784
Other	(6,158)
Stock-based compensation expense	43,646

“Consolidated EBITDA”	$1,228,132

March 31, 2010
Total debt, excluding debt premium of $2.5 million	$3,606,071
Letters of credit issued	51,889

3,657,960
Less: cash and cash equivalents	(755,909)

Consolidated net debt	$2,902,051

Last twelve months “Consolidated EBITDA”	$1,228,132

Leverage ratio	2.36x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 4.00 to 1.0 as of March 31, 2010. At that date the Company’s leverage ratio did not exceed 4.00 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita Inc. enhances an investor’s understanding of DaVita’s effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is more meaningful to an investor to fully understand the related income tax effects on DaVita Inc.’s operating results. This is not a measure under United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
Income before income taxes	$198,914	$194,563	$173,057

Income tax expense	$73,914	$68,980	$64,783

Effective income tax rate	37.2%	35.5%	37.4%

	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
Income before income taxes	$198,914	$194,563	$173,057
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(15,781)	(16,149)	(12,156)

Income before income taxes attributable to DaVita Inc.	$183,133	$178,414	$160,901

Income tax expense	$73,914	$68,980	$64,783
Less income tax attributable to noncontrolling interests	(204)	(290)	(93)

Income tax attributable to DaVita Inc.	$73,710	$68,690	$64,690

Effective income tax rate attributable to DaVita Inc.	40.25%	38.5%	40.2%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Free cash flow

Free cash flow represents net cash provided by operating activities less income distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding income distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
Cash provided by operating activities	$261,847	$152,591	$134,249
Less: Income distributions to noncontrolling interests	(18,658)	(20,860)	(13,567)

Cash provided by operating activities attributable to DaVita Inc.	$243,189	$131,731	$120,682
Less: Expenditures for routine maintenance and information technology	(22,563)	(35,066)	(31,155)

Free cash flow	$220,626	$96,665	$89,527

	Rolling 12-Month Period
	March 31, 2010	December 31, 2009	March 31, 2009
Cash provided by operating activities	$794,308	$666,710	$640,038
Less: Income distributions to noncontrolling interests	(72,839)	(67,748)	(54,449)

Cash provided by operating activities attributable to DaVita Inc.	$721,469	$598,962	$585,589
Less: Expenditures for routine maintenance and information technology	(105,171)	(113,763)	(117,937)

Free cash flow	$616,298	$485,199	$467,652